UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2023

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SOBR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2023, the Board of Directors of SOBR Safe, Inc. (the “Company”) amended the Amended and Restated Bylaws of SOBR Safe, Inc. dated October 25, 2019 (the “Bylaws”). The amendment, effective April 6, 2023 (the “Bylaw Amendment”) amends Section 3.5 of the Bylaws to reduce the quorum required for the transaction of business at a meeting of the stockholders from a majority of the outstanding shares of stock entitled to vote to one-third of the outstanding shares of stock entitled to vote.

The foregoing description of the Bylaw Amendment is subject to, and qualified in its entirety by reference to the full text of the Bylaw Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to Amended and Restated Bylaws of SOBR Safe, Inc. dated April 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc. a Delaware corporation

Dated: April 11, 2023	By:	/s/ David Gandini
David Gandini, Chief Executive Officer

3